SELIGSON
& GIANNATTASIO, LLP
Certified Public Accountants and Consultants
Member of the SEC Practice Section, AICPA Division for CPA Firms

White Plains Office
723 N. Broadway
White Plains, NY 10603
Tel: 914.428.5560
Fax: 914.428.6576

Port Washington, NY
Highlands Park, NJ
New York, NY

July 2, 2007

United States Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Exhibit 16.1

Dear Sir/Madam:

We have read Item 4.01 of the Form 8-K for DCI USA, Inc. dated July 2, 2007 regarding the recent change of auditors.
We agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Sincerely yours,

By: Seligson & Giannattasio, LLP

Seligson & Giannattasio, LLP